American Heritage Internatio Inc. Corporate Presentati

Disclaimer and Forward Looking Statements This presentation is prepared by American Heritage (the “Company”), and is solely for the purpose of corporate communication and general reference only. The presentation is not intended as an offer to sell or to solicit an offer to buy or form any basis of investment decision for any class of securities of the Company in any jurisdiction. All such information should not be used or relied onwithout professional advice. The presentation is a brief summary in nature and does not purport to be a complete description of the Company, its business,its current or historical operation results or its future business prospects. This presentation contains certain forward looking statements with respect to the financial conditions, results of operationsand business of the Company. The statements and forward looking statements involve risk and uncertainly because they relate to events and depend on circumstances that occur in the future. There are a number of factors that could cause actual results or developments to differ materially from those expressed or implied by these forward looking statements. This presentation is provided without any warranty or representation of any kind, either express or implied. The Company specifically disclaims all responsibility in respect of any use or reliance of any information, whether financial or otherwise, contained in this presentation. The statements contained within this presentation have not been evaluated by the Food and Drug Administration. The Company’s products are not intended to diagnose, treat, cure or prevent any disease. This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the business of the Company and its industry generally, business strategy and prospects. These statements are based on the Company’s estimates, projections, beliefs and assumptions and are not guarantees of future performance. The Company cautions that these statements are subject to various known and unknown risks and that actual results may differ materially from those expressed in forward-looking statements. The Company undertakes no duty to update these forward looking statements except as required by law.

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Exchange/Symbol: OTC-QB: AHII As of December 18 th 2013 Shares Outstanding: 99,000,000 Market Cap: 74M Current Stock Price: $0.75 3 Month Average Trading Volume: N/A www.AmericanHeritageOnline.com 1 888 745 4338

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Company Overview American Heritage is a publically traded company that manufactures, distributes and sells online the American Heritage™ brand of disposable premium electronic cigarettes. American Heritage is currently in an advantageous position to become one of the leaders in the fast growing electronic cigarette industry. Through its model and competitive advantages the Company is positioned to capture a significant market share of the electronic cigarette market at a critical point in the industry’s growth. Management are seasoned executives with track records of success in developing emerging growth companies and bringing products to market. One of the Company’s primary goals is to save lives by producing the most realistic disposable electronic cigarette in the market today, providing traditional smokers with a healthier alternative.

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The Electronic Cigarette Industry and Market •Electronic cigarettes have now been on the worldwide market for over seven years and in the United States market for about four years. •Initially a novelty product with minimal sales, in 2010, the electronic cigarette market was over $100 million in sales. •The electronic cigarette doubled in sales in 2011 to be a $200 million annual industry. As electronic cigarettes find their way into mass retail, industry insiders forecast the electronic cigarette industry will exceed $1.7 billion in sales for 2013. •The electronic cigarette market is expected to be a $5-6 billion a year industry by 2015.

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The Electronic Cigarette Industry and Market Market Need: •There are approximately 300,000,000 people in the United States, with approximately 28% or 84,000,000 of the population classified as active cigarette smokers. •Some resources have this number much higher when including; Pipe Smokers (2%), Cigar Smokers (10%), Social Smokers (5%), & Closet Smokers (5%). Not even taking into account the 1.2 billion smokers worldwide it is clear to see that there is no shortage of potential Electronic Cigarette customers as 95% of all smokers say they would like to quit and 60% actually try quitting. American Heritage's primary customer target is current smokers who are looking for a healthier alternative.

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The Electronic Cigarette Industry and Market Electronic Cigarette Market in America 2013 Currently, the primary distribution channel for the electronic cigarette market is the Internet and direct to consumer marketing. As the product is now gaining mainstream awareness, more smokers are trying and accepting e-cigarettes as an alternative to their tobacco cigarettes. Mass retail is aware of this, and adoption of the product is well underway. As it begins to finds its way into mass retail acceptance, the electronic cigarette industry has become a billion dollar industry in 2013.

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The Electronic Cigarette Industry and Market Electronic Cigarette Market in America 2013 Analyst Bonnie Herzog of Wells Fargo Securities, said, “Conservative data already indicates that sales of e- cigarettes this year have already reached $700 million from traditional retail outlets like convenience stores. Throw in estimated online sales of $500 million to $625 million and total year-to-date (28 Aug 2013) sales are above $1 billion. The pace will only pick up this fall. We estimate that it will be $1.7 billion by the end of the year.”

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The Electronic Cigarette Industry and Market Electronic Cigarette Market in America’s Future Although E-Cigs now account for only 1 percent of U.S. cigarette sales, analysts predict even faster growth, with sales topping $10 billion by 2017. Higher e-cig sales boost profitability because makers won’t have to pay levies set on regular cigarettes under the industry’s 1998 health-care settlement with U.S. states. Source: Bloomberg "10 BILLION BY 2017" Electronic Cigarette sales are expected to surpass traditional cigarette sales by 2047

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Our Products American Heritage™ brand, which is now available for purchase, consists of four varieties of disposable premium electronic cigarettes. Consumers have the option of purchasing a single pack (1) for $9.95 or a value pack (3) for $19.95. American Heritage enjoys a hefty margin on all product sold online and in a retail environment.

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Our Products Key Product Features: ‘Best in Class’ •With a soft filter the American Heritage™ E-cigarette brand is at the forefront in terms of realistic look and feel. •The primary ingredients are food grade quality and 100% produced in America for a safer and more enjoyable experience than the majority of its competitors can provide. •Utilizes the latest technology in the E-cigarette industry. •Brand scored over 90% favorability with focus groups and peer reviews when compared with direct competitors. •Manufacturing process is streamlined for rapid deployment and consistent supply chain fulfillment.

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Competitive Landscape Direct Competition The competitive environment in the electronic cigarette marketplace currently includes a handful of major players and over forty small companies marketing electronic cigarettes. The market space is still in its infancy so no single dominant player has emerged. Lorillard Inc. with its purchases of both BLU and SKYCIG, is the current market leader. As the industry begins to gain mainstream market acceptance, American Heritage anticipates a strong push from big tobacco and is anticipating a period of mass consolidation. Indirect Competition Indirect competition comes directly from the tobacco cigarette industry as consumers still choose to smoke traditional cigarettes rather than the healthier electronic versions. Additional indirect competitors include nicotine delivery systems that are already on the market, such as gums and patches. These are sold more as smoking cessation products versus smoking alternatives.

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Competitive Differentiators Product Competitive Advantage American Heritage’s best competitive advantage is it’s ‘best in class’ disposable premium electronic cigarette. By combining authentic true to life flavor with a soft filter the product is at the forefront in terms of genuine look, feel and taste. Market Timing The Company believes that its timing of entry into the electronic cigarette marketplace is optimum. Existing competitors have incurred significant marketing costs simply to help generate product awareness, and have yet to generate brand awareness or loyalty. American Heritage is entering the marketplace with a focus on branding and build off of the product awareness campaigns our competitors have engaged in. Additionally, many of the Company’s competitors are burdened with a business model and inventory centered on older technologies. American Heritage utilizes the latest and most efficient electronic cigarette technology. The American Heritage disposable product line is designed to address the deficiencies in pre-existing products. No leaking, no charging, no filling, no hassle, just open up the pack and use. Everything is premeasured to ensure quality and freshness.

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Distribution and Sales Strategy Relationships with high volume sales channels are an important aspect of American Heritage’s overall business strategy. Long-term relationships with sales channels are critical in the sales process. By having these relationships already in place, American Heritage has the advantage of getting their products into retail environments with minimal obstacles. Primary sales channels are focused on the following: •Grocery store distribution groups •Convenience store/ gasoline service station distribution groups •Mass retailers •Tobacco distributors •Warehouse clubs •Hotel and Casino operations American Heritage will maintain and build on their products’ success within these channels by: •Delivering high quality products •Offering competitive pricing •Timely product delivery •State of the art inventory management

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Online Electronic Cigarette Sales Strategy American Heritage’s online store and website are located at www.americanheritageonline.com American Heritage will be undertaking the following strategies to drive online sales: 1) Implement an aggressive affiliate marketing program. 2) Use targeted value based advertising on various platforms such as Google Adwordsand Facebook. 3) Actively participate in various forums where electronic cigarette smokers gather. 4) Increase brand awareness through low cost site sponsorship deals. 5) Maintain lifecycle email marketing to systematically follow up with qualified leads and existing customers.

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Milestones Achieved Business goals and milestones completed or advanced over the past few months: •The Company has completed its packaging design and final brand. •The Company has optimized its manufacturing supply chain for quick turnaround and rapid fulfillment. •The Company has manufactured its initial order run. •The Company has established and secured a relationship with a major distribution company that can place the American Heritage brand of electronic cigarettes in over 25,000 retail locations. •The Company has launched it’s corporate website and online shopping which is currently available to the public. •The Company is in the final stages of planning a North America wide marketing campaign which will focus on American Heritage's true to life flavour and realistic look, feel and taste.

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Management Goals in 2014 •Secure an additional $5,000,000 through a private equity offering. •Drive customer growth and revenue through American Heritage™’scompetitive advantages and mass retail distribution. •Increase product offerings based on market intelligence and customer feedback. •Establish a firm presence in the marketplace as the leading provider of disposable premium electronic cigarettes that are at the forefront in terms of realistic look, feel and taste.

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Management Management is composed of driven, team oriented, and relationship-based executives with a cumulative background that covers a vast range of industries. They are globally networked, experienced professionals with successful startup experience and proven ability to deliver. Management’s cumulative background and pre-existing relationships give American Heritage the advantage in numerous areas: • Manufacturing • Distribution channels • Mass retailer placement • Import/export • Branding • Celebrity and athlete endorsement • Product placement • Discounted media and advertising-print and electronic • Professional services-accounting, legal, investment banking Management is confident that it can replicate its previous accomplishments in the electronic cigarette industry, and more importantly expand its scope to quickly take the American Heritage brand to the upper levels of the market space.

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Management Anthony Sarvucci–President, CEO and Director A results driven professional, Mr. Sarvuccihas a proven track record of success within the energy sector and more recently the consumer products market segment. Mr. Sarvuccibrings to American Heritage a wealth of worldwide contacts and relationships established over years as the CEO of a public energy service company and more recently as a highly sought after investment banking consultant. Recently Mr. Sarvuccilead a team that was successful in transitioning a cutting edge emulsifying chemical solution designed for environmentally friendly oil spill cleanup into the retail product Clean Go Green Go. Mr. Sarvucci helped to form American Heritage because he strongly believes that e-cigs are the future of the cigarette industry and that it is only a matter of time before the industry becomes a major player on the world stage.

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Management Vincent Bonifatto–CFO, Secretary, Treasurer and Director A highly detailed and organized individual, Mr. Bonifattobrings to American Heritage extensive experience in financial and managerial accounting. In the past he has been instrumental in taking companies public while making sure fillings were up to date, complete and accurate. Due to his previous business successes and his time spent at UNLV, American Heritage is now in a great position to benefit from the established relationships Mr. Bonifattohas cultivated throughout the years. In addition to his public market experience, Mr. Bonifatto has been a senior manager at Triton Stock Transfer, founded a mortgage company and has most recently been employed as the financial manager of one of the largest Ford Automobile Dealerships in Las Vegas.

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Corporate Company Contact Information Vincent Bonifatto, CFO Tivoli Village 410 South Rampart Suite 390 Las Vegas, NV 89145 1 888 745 4338 Auditor/Accountant L.L. Bradford & Company, LLC. 8880 W. Sunset Rd. Third Floor Las Vegas, NV, 89148 United States Legal Counsel Scott P. Doney, Esq. Cane Clark LLP 3273 E. Warm Springs Rd. Las Vegas, NV 89120 702 312 6255 TEL 702 944 7100 FAX Transfer Agent Empire Stock Transfer Inc. 1859 Whitney Mesa Dr. Henderson, NV 89014 (702) 818-5898 TELL (702) 974-1444 FAX OTC-QB: AHII www.americanheritageonline.com

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Thank You www.americanheritageonline.com

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